Exhibit 10.12
INVESCO LTD.
2010 GLOBAL EQUITY INCENTIVE PLAN (ST)
(Effective May 18, 2010)
1. Purpose
     The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a long-term incentive plan providing incentives directly linked to Shareholder value. Certain terms used herein have definitions given to them in the first place in which they are used.
2. Definitions
     For purposes of the Plan, the following terms are defined as set forth below:
     “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.
     “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Shares.
     “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted pursuant to the terms of the Plan.
     “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.
     “Board” means the Board of Directors of the Company.
     “Cause” means, with respect to a Participant, unless otherwise provided in an Award Agreement, (i) if such Participant is at the time of a Termination of Service a party to an Individual Agreement at the time of the Termination of Service which defines such term (or word(s) of similar meaning), the meaning given in such Individual Agreement or (ii) if there is no such Individual Agreement or if it does not define Cause (or word(s) of similar meaning): (A) commission of (1) a felony (or its equivalent in a non-United States jurisdiction) or (2) other conduct of a criminal nature that has or is likely to have an adverse effect on the reputation or standing in the community of the Company or an Affiliate or that legally prohibits the Participant from working for the Company and its Affiliates; (B) breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s principal employment duties to the Company and its Affiliates; or (C) deliberate failure on the part of the Participant (1) to perform the Participant’s principal employment duties, (2) to comply with the material policies of the Company and its Affiliates, (3) to follow specific reasonable directions received from the Company and its Affiliates or (4) to comply in all material respects with covenants contained in any Individual Agreement or Award Agreement to which the Participant is a party. With respect to a Participant’s termination of directorship, “Cause” shall include only an act or failure to act that constitutes cause for removal of a director under the Company’s Bye-Laws.
     “Change in Control” means any of the following events:
     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or
     (ii) individuals who, as of May 18, 2010, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 18, 2010 whose election, or nomination for election by the Company’s Shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or
     (iv) approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
     “Committee” means a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. If at any time such a Committee has not been so designated, the Compensation Committee of the Board shall constitute the Committee, or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee, and all references herein to the Committee shall be deemed to be references to the Board.
     “Company” means Invesco Ltd., a Bermuda exempted company.
     “Disability” means, with respect to a Participant, unless otherwise provided in an Award Agreement, (i) a “disability” (or words of similar meaning) as defined in any Individual Agreement to which the Participant is a party or (ii) if there is no such Individual Agreement or it does not define “disability” (or words of similar meaning), (A) a permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the foregoing, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Disability” shall mean “disability” as defined under Section 409A of the Code.
     “Disaffiliation” means a Subsidiary’s, Affiliate’s or division’s ceasing to be a Subsidiary, Affiliate or division for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate or a sale of a division of the Company and its Affiliates).
     “Eligible Individuals” means officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor provision of the Exchange Act.
     “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange as reported by such Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.
     “Free-Standing SAR” has the meaning set forth in Section 6(b).
     “Good Reason” means, with respect to a Participant, unless otherwise provided in an Award Agreement, during the 24-month period following a Change in Control, actions taken by the Company or its Affiliate resulting in a material negative change in the employment relationship of the Participant who is an officer or an employee including, without limitation:
     (i) the assignment to the Participant of duties materially inconsistent with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or a material diminution in such position, authority, duties or responsibilities, in each case from those in effect immediately prior to the Change in Control;
     (ii) a material reduction of the Participant’s aggregate annual compensation, including, without limitation, base salary and annual bonus, from that in effect immediately prior to the Change in Control;
     (iii) a change in the Participant’s principal place of employment that increases the Participant’s commute by 40 miles or materially increases the time of the

Participant’s commute as compared to the Participant’s commute immediately prior to the Change in Control; or
     (iv) any other action or inaction that constitutes a material breach by the Company or an Affiliate of any Individual Agreement.
In order to invoke a Termination of Service for Good Reason, a Participant must provide written notice to the Company or Affiliate with respect to which the Participant is employed or providing services of the existence of one or more of the conditions constituting Good Reason within ninety (90) days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company or Affiliate fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within two (2) years following such Cure Period in order for such termination as a result of such condition to constitute a Termination of Service for Good Reason.
     “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or (ii) such later date as the Committee shall provide in such resolution.
     “Individual Agreement” means a written employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.
     “Nonqualified Option” means a stock option that is not an “incentive stock option” within the meaning of Section 422 of the Code.
     “Option” means a Nonqualified Option granted under Section 6.
     “Other Stock-Based Award” means Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Shares, including (without limitation), unrestricted stock, dividend equivalents and convertible debentures.
     “Participant” means an Eligible Individual to whom an Award is or has been granted.
     “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards. Such goals shall be based on the attainment of specified levels of one or more of the following measures with regard to the Company (or a Subsidiary, division, or other operational unit of the Company): operating revenues, annual revenues, net revenues, clients’ assets under management (“AUM”), gross sales, net sales, net asset flows, revenue weighted net asset flows, cross selling of investment products across regions and distribution channels, investment performance by account or weighted by AUM (relative and absolute performance), investment performance ratings as measured by recognized third parties, risk adjusted investment performance (information ratio, sharpe ratio), expense efficiency ratios, expense management, operating margin, and net operating margin, net revenue yield on AUM, client redemption rates and new account wins and size of pipeline, market share, customer service measures or indices, success of new product launches as measured by revenues, asset flows, AUM, and investment performance, profit margin, operating profit margin, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, diluted earnings per share growth, operating income, pre- or after-tax income, net income, free cash flow (operating cash flow less capital expenditures), cash flow per share, return on equity (or return on equity adjusted for goodwill), return on capital (including return on total capital or return on invested capital), return on investment, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth), cost control, business expansion or consolidation, diversification of AUM by investment objectives, growth in global position (AUM domiciled outside of United States), diversified distribution channels, successful integration of acquisitions, market value of a business or group based on independent third-party valuation, or change in working capital.
     “Performance Period” means that period established by the Committee during which any Performance Goals specified by the Committee with respect to such Award are to be measured.
     “Plan” means this Invesco Ltd. 2010 Global Equity Incentive Plan (ST), as set forth herein and as hereafter amended from time to time.
     “Restricted Stock” means an Award granted under Section 7.
     “Restricted Stock Unit” means an Award granted under Section 8.
     “Restriction Period” means, with respect to Restricted Stock and Restricted Stock Units, the period commencing with the date of such Restricted Stock Award for which vesting restrictions apply and ending upon the expiration of the applicable vesting conditions and/or the achievement of the applicable Performance Goals (it being understood that the Committee may provide that restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period).
     “Retirement” means, unless otherwise provided in the Award Agreement, the Participant’s Termination of Service other than for Cause after the attainment of age fifty-five (55) and at least ten years of service.
     “Share” or “Shares” means common shares, par value $0.20 each, of the Company or such other equity securities that may become subject to an Award.
     “Shareholder” has the same meaning as the term “Member” in the Companies Act 1981 of Bermuda.

     “Stock Appreciation Right” means an Award granted under Section 6(b).
     “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
     “Tandem SAR” has the meaning set forth in Section 6(b).
     “Ten Percent Shareholder” means a person owning shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) or parent corporation (within the meaning of Section 424(e) of the Code).
     “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding as specified in the applicable Award Agreement.
     “Termination of Service” means the termination of the Participant’s employment or consultancy with, or performance of services (including as a director) for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company shall be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code.
3. Administration
     (a) Committee. The Plan shall be administered by the Committee. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:
     (i) to select the Eligible Individuals to whom Awards may from time to time be granted;

     (ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;
     (iii) to determine the number of Shares to be covered by each Award granted hereunder;
     (iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
     (v) subject to Sections 11 and 12, to modify, amend or adjust the terms and conditions of any Award;
     (vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
     (vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto);
     (viii) subject to Section 11, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;
     (ix) to decide all other matters to be determined in connection with an Award;
     (x) to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;
     (xi) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
     (xii) to otherwise administer the Plan; and
     (xiii) solely to the extent permitted under applicable law and Section 11, to delegate any of its authority to administer the Plan to any person or persons selected by the Committee and such person or persons shall be deemed to be the Committee with respect to, and to the extent of, its or their authority.
     (b) Procedures.
     (i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
     (ii) Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
     (c) Discretion of Committee. Any determination made by the Committee or an appropriately delegated person or persons with respect to the Plan or any Award shall be made in the sole discretion of the Committee or such delegate, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All decisions made by the Committee or any appropriately delegated person or persons shall be final and binding on all persons, including the Company, Participants and Eligible Individuals. Notwithstanding the foregoing, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
     (d) Cancellation or Suspension. Subject to Section 6(d), the Committee or an appropriately delegated person or persons shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant may be canceled if the Participant, without the consent of the Committee, while employed by, or providing services to, the Company or after a Termination of Service, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee or any appropriately delegated person or persons), any business that is in competition with the Company or its Affiliates or with any business in which the Company or its Affiliates has a substantial interest, as determined by the Committee or any appropriately delegated person or persons.
     (e) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise specified by the Committee, in its sole discretion, or otherwise provided in the Award Agreement, the effectiveness of an Award shall be subject to the Award Agreement’s being signed or otherwise accepted by the Company and the Participant receiving the Award (including by electronic delivery). Award Agreements may be amended only in accordance with Section 12.
4. Shares Subject to Plan
     (a) Plan Maximums. The maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 3,000,000. Shares subject to an Award under the Plan may be authorized and unissued Shares or Shares held by the Company as treasury shares.

     (b) Rules for Calculating Shares Delivered.
     (i) To the extent that any Award is forfeited or terminates, expires or lapses without being exercised, or that any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall not be deemed to have been delivered for purposes of the limits set forth in Section 4(a).
     (ii) If the exercise price and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed issued for purposes of the limits set forth in Section 4(a). To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been issued for purposes of the limits set forth in Section 4(a).
     (c) Adjustment Provision.
     (i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, Disaffiliation, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such equitable and appropriate substitutions or adjustments to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the maximum limitation set forth in Section 4(a), (C) the number and kind of Shares or other securities subject to outstanding Awards and (D) the exercise price of outstanding Awards.
     (ii) In the case of Corporate Events, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Event with respect to which Shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Event over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (B) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on securities or other property (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
     (iii) The Committee may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filings with the Securities and Exchange Commission. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the applicable subsidiary, division or other operational unit of, or the manner in which any of the foregoing conducts its business, or other events or circumstances render the Performance Goals to be unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.
     (d) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 4(c) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 4(c) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 4(c) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.
5. Eligibility
     Awards may be granted under the Plan to Eligible Individuals.
6. Options and Stock Appreciation Rights
     (a) Types of Options. All Options awarded under the Plan shall be Nonqualified Options, and the Award Agreement for an Option shall indicate that the Option is a Nonqualified Option.
     (b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price per Share subject to the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.
     (c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 6, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
     (d) Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date. In no event may any Option, Tandem SAR, or Free-Standing SAR granted under the Plan (i) be amended, other than pursuant to Section 4(c), to decrease the exercise price thereof, (ii) be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, (iii) with respect to Options and Stock Appreciation Rights with an exercise price that is above the then-Fair Market Value of a Share, be cancelled and replaced with the grant of any new Award or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) or (iv) otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation or action is approved by the Company’s Shareholders.
     (e) Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee but shall not exceed ten (10) years from the Grant Date.
     (f) Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.
     (g) Method of Exercise. Subject to the provisions of this Section 6, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during their applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which such Option or Free-Standing SAR is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the exercise price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

     (i) Payment of the exercise price, and, if requested, the amount of any federal, state, local or foreign withholding taxes, may be made in the form of unrestricted Shares (by delivery of such shares or by attestation) of the same class as the Shares subject to the Option already owned by the Participant (based on the Fair Market Value of the Shares on the date the Option is exercised).
     (ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the exercise price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.
     (iii) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Shares on the date the applicable Option is exercised) equal to the product of (A) the exercise price, multiplied by (B) the number of Shares in respect of which the Option shall have been exercised, and, if requested, the amount of any federal, state, local or foreign withholding taxes.
     (h) Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The Participant shall have all of the rights of a Shareholder of the Company holding the class or series of Shares that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a) and (iii) in the case of an Option, has paid in full for such Shares, including any applicable taxes.
     (i) Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of the Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by this Section 6(i). Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of the Plan, only by the Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 6(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee;

provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.
     (j) Termination of Service. Unless otherwise provided in the applicable Award Agreement, to the extent an Option or Stock Appreciation Right is not vested and exercisable, a Participant’s Options and Stock Appreciation Rights shall be forfeited upon his or her Termination of Service, except as set forth below:
     (i) Upon a Participant’s Termination of Service for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Service may be exercised at any time, subject to the Participant’s continued compliance with the covenants and restrictions set forth in the applicable Award Agreement, if any, until the earlier of (A) the ninetieth (90th) day following such Termination of Service and (B) expiration of the Term thereof.
     (ii) Upon a Participant’s Termination of Service by reason of the Participant’s death or Disability, any Option or Stock Appreciation Right held by the Participant shall, vest and, subject to the Participant’s continued compliance with the covenants and restrictions set forth in the applicable Award Agreement, if any, be immediately exercisable at any time until the earlier of (A) the first anniversary of the date of such death or Disability and (B) the expiration of the Term thereof.
     (iii) Provided that an Option or Stock Appreciation Right has been held for at least two (2) years prior to a Participant’s Termination of Service for Retirement, upon the Participant’s Termination of Service for Retirement, any such Option or Stock Appreciation Right held by the Participant shall, vest and, subject to the Participant’s continued compliance with the covenants and restrictions set forth in the applicable Award Agreement, if any, be immediately exercisable at any time until the earlier of (A) the third anniversary of such Termination of Service and (B) expiration of the Term thereof.
     (k) Upon a Participant’s Termination of Service for Cause or if a Participant’s Termination of Service for any reason occurs during the ninety (90) day period following an event that would be grounds for a Termination of Service for Cause, then all Options and Stock Appreciation Rights, whether vested or non-vested, held by such Participant shall be forfeited and expire as of the date of such Termination of Service, and the Company shall be entitled to recover from the Participant at any time following the date of the Participant’s Termination of Service any gains realized as a result of the exercise of any Option or Stock Appreciation Right (whether at the time of exercise or thereafter) during the ninety (90) day period following the Participant’s Termination of Service. The foregoing provision shall cease to apply upon a Change in Control.

7. Restricted Stock
     (a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more share certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate, and the Shares represented hereby, is subject to the terms and conditions (including forfeiture) of the Invesco Ltd. 2010 Global Equity Incentive Plan (ST) and any applicable Award Agreement.”
The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award.
     (b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
     (i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the Participant or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each Participant.
     (ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.
     (iii) Except as provided in this Section 7 or in the applicable Award Agreement, the Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a Shareholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares. Unless otherwise provided in the applicable Award Agreement, cash dividends with respect to the Restricted Stock will be currently paid to the Participant and, subject to Section 14(e) of the Plan, dividends payable in Shares shall be paid in the form of Restricted Stock of the same class as the Shares with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock. If any Shares of Restricted Stock are forfeited, the Participant shall have no right to future cash dividends with respect to such

Restricted Stock, withheld stock dividends or earnings with respect to such Shares of Restricted Stock.
     (iv) If and when any applicable Performance Goals are satisfied and/or the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.
     (c) Termination of Service. Unless otherwise provided in the applicable Award Agreement, a Participant’s Share of Restricted Stock shall be forfeited upon his or her Termination of Service, provided, however, that upon a Participant’s Termination of Service by reason of the Participant’s death or Disability, the restrictions and deferral limitations applicable to any Shares of Restricted Stock shall lapse and such Shares of Restricted Stock held by such Participant shall become free of all restrictions and become fully vested and transferable.
8. Restricted Stock Units
     (a) Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.
     (b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
     (i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the Participant or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits, that meets the requirements of Section 409A of the Code.
     (ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, if any, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
     (iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the Participant shall be entitled to receive current or deferred payments of cash, Shares or other property corresponding to the dividends payable on the Shares (subject to Section 14(e) below).

     (c) Termination of Service. Unless otherwise provided in the applicable Award Agreement, a Participant’s Restricted Stock Units shall be forfeited upon his or her Termination of Service, except as set forth below:
     (i) Provided that such Restricted Stock Units have been held (A) for at least two (2) years prior to a Participant’s Termination of Service by reason of the Participant’s Retirement, with respect to any Restricted Stock Unit having a three (3) year vesting period, and (B) for at least three (3) years prior to a Participant’s Termination of Service by reason of the Participant’s Retirement, with respect to any Restricted Stock Unit having a four (4) year vesting period, upon a Participant’s Termination of Service by reason of the Participant’s Retirement, any unpaid Restricted Stock Units held by the Participant shall remain outstanding subject to the terms (including applicable vesting terms) thereof and subject to the Participant’s continued compliance with the covenants and restrictions set forth in the applicable Award Agreement, if any, shall be earned and paid upon such time or times as such Restricted Stock Units would have been earned and paid in accordance with their normal schedule consistent with the terms of the applicable Award Agreement.
     (ii) Upon a Participant’s Termination of Service by reason of the Participant’s death, any unpaid Restricted Stock Units held by the Participant shall be considered to be earned and payable in full, and any Restriction Period shall terminate and such Restricted Stock Units shall be settled in cash or Shares (consistent with the terms of the Award Agreement) as promptly as is practicable.
     (iii) Upon a Participant’s Termination of Service by reason of the Participant’s Disability, provided that such Disability constitutes a “disability” as defined under Section 409A of the Code, subject to Section 11(f), any unpaid Restricted Stock Units held by the Participant shall be considered to be earned and payable in full, and any Restriction Period shall terminate and such Restricted Stock Units shall be settled in cash or Shares (consistent with the terms of the Award Agreement) as promptly as is practicable.
9. Other Stock-Based Awards
     Other Stock-Based Awards may be granted under the Plan; provided, that any Other Stock-Based Awards that are Awards of Shares that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant.
10. Change in Control Provisions
     (a) Impact of Event. Unless otherwise provided in the applicable Award Agreement, unless Awards are not assumed, converted or replaced in connection with a transaction that constitutes a Change in Control (in which case such Awards shall vest immediately prior to the Change in Control), notwithstanding any other provision of the Plan to the contrary, upon a

Participant’s Termination of Service during the twenty-four (24) month period following a Change in Control, (x) by the Company other than for Cause or Disability or (y) by the Participant for Good Reason:
     (i) any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;
     (ii) the restrictions and deferral limitations applicable to any Shares of Restricted Stock shall lapse and such Shares of Restricted Stock shall become free of all restrictions and become fully vested and transferable;
     (iii) all Restricted Stock Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and any Restriction Period shall terminate and such Restricted Stock Units shall be settled in cash or Shares (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the Shares) as promptly as is practicable;
     (iv) subject to Section 12, the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes; and
     (v) each outstanding Award shall be deemed to satisfy any applicable Performance Goals at the maximum level of achievement.
     (b) Special Change in Control Post-Termination Exercise Rights. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, upon the Termination of Service of a Participant without Cause or due to Disability or for Good Reason, during the twenty-four (24) month period following a Change in Control, any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised, until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(b) (taking into account the terms of Section 6(j) of the Plan and any similar provisions in an Individual Agreement or Award Agreement) and (ii) the earlier of (A) the third anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right.
     (c) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 11(f).
     (d) In the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days’ advance notice to the affected Participants, cancel any outstanding Awards and pay to the holders thereof, in cash or Shares, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other Shareholders of the Company in the event.

11. Section 16(b); Section 409A
     (a) The provisions of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act and shall be construed and interpreted in a manner so as to comply with such rules.
     (b) Notwithstanding any other provision of the Plan to the contrary, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act, such noncompliance with the requirements of Rule 16b-3 of the Exchange Act shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.
     (c) It is the intention of the Company that no Award, unless otherwise specified, shall constitute a “nonqualified deferred compensation plan” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award, or any amount payable pursuant to an Award Agreement, that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award or Award Agreement upon the Participant’s Termination of Service shall be delayed until the first day of the seventh month following the Participant’s Termination of Service if the Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the uniform policy adopted by the Committee with respect to all of the arrangements subject to Section 409A of the Code maintained by the Company and its Affiliates).
12. Term, Amendment and Termination
     (a) Effective Dates. The Plan was adopted by the Board on May 18, 2010, and will be effective as of that date (the “Effective Date”).
     (b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.
     (c) Amendment of the Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or Applicable Exchange rule or to prevent adverse tax or accounting consequences to the Company or Participants under Section 409A of the Code or accounting rules. Notwithstanding the foregoing, no such amendment shall be made without the approval of the Company’s Shareholders to the extent such approval is required (i) by applicable law or Applicable Exchange rule as in effect as of the date hereof or (ii) under applicable law or Applicable Exchange rule as may be required after the date hereof.
     (d) Amendment of Awards. Subject to Section 6(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, Applicable Exchange rule or accounting rules.
13. Unfunded Status of Plan
     It is currently intended that the Plan constitute an “unfunded” plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
14. General Provisions
     (a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
     (b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
     (c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued

employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
     (d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.
     (e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 4 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).
     (f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.
     (g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary or Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary or Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or Affiliate will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.
     (h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of

Georgia, without reference to principles of conflict of laws. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.
     (i) Non-Transferability. Except as otherwise provided in Section 6(i) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
     (j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such tax, legal or regulatory provisions.